Exhibit 24.1

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

     That each person whose signature appears below constitutes and appoints Thomas E. Sawyer, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

       Signature                   Title                            Date
       ---------                   -----                            ----


/s/ Thomas E. Sawyer
-------------------------
    Thomas E. Sawyer       President, Treasurer, Chief          June 22, 2004
                           Executive Officer, and Director

/s/ Tony A. Cranford
-------------------------
    Tony A. Cranford       Vice President, Secretary and        June 22, 2004
                           Chairman of the Board of Directors